UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2024

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8669 Research Drive
Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 528-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2024, ToughBuilt Industries, Inc. (the “Company”) received a letter of resignation from Linda Moossaian, in which she resigned from her positions as a member of the Company’s Audit Committee and the Board of Directors, effective immediately. Ms. Moossaian also resigned from the Board’s Compensation Committee and Nominating and Corporate Governance Committee on July 2, 2024, effective immediately. Ms. Moossaian’s decision to resign from the Board and its committees was not the result of any disagreements with fellow committee members, the Board, or management of the Company regarding the Company’s operations, policies, or practices.

The Board has actively engaged in the process of identifying and recruiting a qualified independent member to serve on the Board of Directors and the Audit Committee. This search is being conducted with a commitment to diversity, expertise, and integrity to ensure that the selected candidate will contribute significantly to the governance and oversight functions of the Company. The Company is dedicated to filling this vacancy with a highly qualified individual who will support the Company’s mission and strategic objectives, while also ensuring compliance with all regulatory requirements and best practices in corporate governance.

Notwithstanding the resignation of Ms. Moossaian, the Company’s Board maintains a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised of the Company’s two remaining independent directors, in full compliance with the Nasdaq Rules. These committees continue to operate effectively, fulfilling their respective mandates as outlined in each Committee’s respective charters and in accordance with the principles of good corporate governance. The Company anticipates that the newly appointed independent director will also join the Compensation Committee and the Nominating and Corporate Governance Committee.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Ms. Moossaian with the disclosure pertaining to her resignation from the Company’s Board of Directors and its committees. Ms. Moossaian has provided a letter, filed as Exhibit 99.1 to this Current Report on Form 8-K, in which she affirms her agreement with the disclosure related to her resignation from the Board and its committees.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter, dated July 16, 2024, from Linda Moossaian to the Board of Directors of ToughBuilt Industries, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ToughBuilt Industries, Inc.

Date: July 17, 2024	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer

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